                                                                    Exhibit 99.1


--------------------------------------------------------------------------------
                                                                    NEWS RELEASE
[SIPEX LOGO]

--------------------------------------------------------------------------------

                                                             CONTACT: PHIL KAGEL
                                                      SR. VICE PRESIDENT AND CFO
                                                                   (408)934-7547

Sipex Reports First Quarter 2003 Results

(MILPITAS, CA - APRIL 24, 2003) - Sipex Corporation (NASDAQ:SIPX) today reported net revenue of $15.1 million for the first quarter of 2003. The $15.1 million represented a 9% decrease in revenue when compared with $16.6 million reported for the prior quarter and a 6% decrease from the $16.1 million reported for the same period last year. Diluted loss per share for the first quarter of 2003 was $0.26 compared with a $0.28 loss per share reported for the prior quarter and a $0.12 loss per share reported for the first quarter in 2002.

Gross margin for the first quarter of 2003 was breakeven compared to a loss of 6.0% for the prior quarter and gross margin of 13.5% for the first quarter of 2002. The gross margin improvement, resulting from lower excess and obsolete inventory written off in the first quarter compared to the fourth quarter and the reduction in spending resulting from our restructuring activities, was negatively affected by significant price erosion on old power products, product mix issues, deferred margin on shipments to our U.S. and European distributor and disposal of products previously discontinued.

Cash and short term investments were $11.7 million, compared to $16.5 million at fiscal 2002 year end. Accounts receivable increased from $7.3 million to $10.6 million over the period. The $3.3 million increase in receivables was due to the non-linearity of shipments early in the quarter due to Chinese New Year, as previously reported.

Commenting on the results, Walid Maghribi, President and CEO of Sipex said:

"We are obviously disappointed with our revenue levels. As reported earlier, the decrease in revenue was primarily attributable to both product mix on interface and significant pricing pressure on commodity power products in Asia, which negatively affected our revenue and gross margin. We also experienced a shortfall in production from one of our foundries, which contributed to the revenue miss.

"On a positive note, revenue from our optical storage products grew 58% compared to the fourth quarter of 2002 and has shown consistent growth since introduction last year. These products are opening doors for us with market leaders in Japan and Europe. In our power management products, we are seeing success with design wins in our new family of white LED drivers for color screen cell phones and PDAs. We believe we will see significant revenue growth from these products this quarter, which will help replace older obsolete products. We are also pleased that our distribution channels in Asia have reduced their inventory for the second quarter in a row, which we believe positions us for growth if and when this region recovers.

"In spite of disappointing financial results, our planned restructuring activities have delivered the expected cost savings. We believe that we are on track to build a solid foundation for growth and to improve our gross margin through productivity improvements and a more favorable product mix."

CONFERENCE CALL INFORMATION:

As previously announced, Sipex will hold an earnings conference call today at 5:30PM EDT to discuss the first quarter results. To gain access to Sipex's teleconference, the toll free number is 888-793-1765, pass code is SIPEX. International callers should dial 630-395-0018. Also, a live audio webcast will be available during the conference call at:

http://www.firstcallevents.com/service/ajwz379522200gf12.html

For the convenience of our shareholders, there will be a recording of this call available for replay until May 24, 2003. If you are interested in hearing the recording of the presentation, please dial 800-925-0748. International callers may dial 402-220-3032.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding general growth of Sipex's business, anticipated growth in revenues from sales of optical storage and new power products, anticipated growth through distribution channels in Asia, recovery in economic conditions in Asia, and anticipated improvement in gross margins and other matters. Statements in this press release that are not historical facts are identified as "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. These forward-looking statements are estimates reflecting the best judgment of the senior management of Sipex. These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements, including: the risk that Sipex's business and product sales will not grow as anticipated; risks related to overall economic conditions in the U.S. and abroad, in particular in Asia; demand for electronic products and semiconductors in general; demand for the end-user products for which the Company's semiconductors are suited; the Company's ability to move new product designs into production; and the ability of the Company to manage expenses and improve gross margins. Forward-looking statements should, therefore, be considered in light of various important factors, including those risk factors set forth in reports that we file periodically with the Securities and Exchange Commission, including without limitation our Annual Report on Form 10-K for the year ended December 31, 2002 and subsequent Forms 8-K.

When we use the words, "anticipate," "estimate," "project," "intend," "expect," "plan," "believe," "should," "likely" and similar expressions, we are making forward-looking statements. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. We do not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events. All subsequent forward-looking statements attributable to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements we make herein and in our periodic filings with the Securities and Exchange Commission.

ABOUT SIPEX

Sipex Corporation is a semiconductor company that designs, manufactures and markets high performance, value-added analog integrated circuits (ICs). Sipex serves the broad analog signal processing market with interface, power management and optical storage ICs for use in computing, communications, and networking infrastructure markets. The company is headquartered in Milpitas, California with additional sales offices in Belgium, China, Germany, Japan, Korea and Taiwan. Sipex sells direct and through distribution channels.

For further information, contact Phil Kagel, Senior Vice President and CFO at Sipex Corporation, 233 South Hillview Drive, Milpitas, CA 95035, Telephone (408-934-7547).

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)

                                                        THREE MONTHS ENDED

                                                  MARCH 29, 2003   MARCH 30, 2002
                                                  --------------   --------------
Net sales                                            $ 15,117         $ 16,063
Cost of sales                                          15,097           13,888
                                                     --------         --------
     Gross profit                                          20            2,175

Operating expenses:
     Research and development                           2,933            2,714
     Marketing and selling                              1,924            2,266
     General and administrative                         1,969            1,655
     Restructure costs                                     (6)              --
                                                     --------         --------
         Total operating expenses                       6,820            6,635

Operating loss                                         (6,800)          (4,460)
Other income (expense), net                              (241)            (387)
                                                     --------         --------
Loss before income taxes                               (7,041)          (4,847)
Income tax expense (benefit)                              181           (1,890)
                                                     --------         --------
Net loss                                             $ (7,222)        $ (2,957)
                                                     ========         ========

Net loss per common share - basic and diluted        $  (0.26)        $  (0.12)
                                                     ========         ========

Weighted average common shares
  outstanding - basic and diluted                      28,031           24,874
                                                     ========         ========

                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                        (UNAUDITED)
                                                       MARCH 29, 2003    DECEMBER 31, 2002
                                                       --------------    -----------------
ASSETS

Current assets:
     Cash and short-term investments                       $11,737           $16,469
     Accounts receivable, net                               10,581             7,278
     Inventories                                            12,056            14,393
     Other current assets                                    2,258             3,446
                                                           -------           -------
         Total current assets                               36,632            41,586
Property, plant and equipment, net                          55,632            56,997
Other assets                                                   221               203
                                                           -------           -------
         Total assets                                      $92,485           $98,786
                                                           =======           =======

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                      $ 7,517           $ 8,103
     Accrued expenses                                        4,323             3,570
     Accrued restructuring costs                               532               755
     Deferred income                                         2,281             1,383
                                                           -------           -------
         Total current liabilities                          14,653            13,811
Long-term debt                                              10,531            10,455
                                                           -------           -------
         Total liabilities                                  25,184            24,266
Shareholders' equity                                        67,301            74,520
                                                           -------           -------
         Total liabilities and shareholders' equity        $92,485           $98,786
                                                           =======           =======